Rule 424(b)(3)
                                                      Registration No. 333-57745



                           CASELLA WASTE SYSTEMS, INC.

                Prospectus Supplement No. 5 dated January 13, 1999

                (To Prospectus dated July 21, 1998, as supplemented by Prospectus Supplement No. 1 dated September 10, 1998, Prospectus Supplement No. 2 dated September 18, 1998, Prospectus Supplement No. 3 dated November 20, 1998 and Prospectus Supplement No. 4 dated December 22, 1998)


     On December 23, 1998, Casella Waste Systems, Inc. acquired Northern Sanitation, Inc., a full-service waste hauling company, in a transaction accounted for as a pooling-of-interests in which Casella Waste Systems, Inc. issued an aggregate of 220,964 shares.

     On January 13, 1999, Casella Waste Systems, Inc. filed with the Securities and Exchange Commission the attached Current Report on Form 8-K.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 13, 1999
   ---------------------------------------------------------------------------

                          CASELLA WASTE SYSTEMS, INC.
           -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
               -------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                 0-911177                           03-338873
         ------------------------        --------------------------------
         (Commission File Number)        (IRS Employer Identification No.)


   25 Greens Hill Lane, Rutland, Vermont              05701
 ----------------------------------------           ----------
 (Address of principal executive offices)           (Zip Code)


                                 (802) 775-0325
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On January 13, 1999, Casella Waste Systems, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger with KTI, Inc., a New Jersey corporation ("KTI"), and Rutland Acquisition Sub, Inc., a New Jersey corporation and a direct, wholly-owned subsidiary of the Company ("Sub"). The merger agreement provides for, among other things, the merger of Sub with and into KTI upon the terms and subject to the conditions contained in the merger agreement, with KTI continuing as a direct, wholly-owned subsidiary of the Company.

     The Company issued a press release dated January 13, 1999, describing, among other things, certain terms of the merger and the merger agreement.

     The foregoing description is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1.

     (c) The following exhibit is incorporated herein by reference:

     Exhibit
     Number


     99.1       Press Release dated January 13, 1999



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 1999                CASELLA WASTE SYSTEMS, INC.
                                      (Registrant)


                                      By:  /s/ John W. Casella
                                           -------------------------------
                                           John W. Casella
                                           President, Chief Executive Officer
                                           and Chairman